Exhibit 99.1

News Release

Contacts: FormFactor, Inc. Jens Meyerhoff Chief Financial Officer and Chief Operating Officer (925) 456-3911	Sapphire Investor Relations, LLC Erica Mannion Investor Relations (415) 399-9345

FOR IMMEDIATE RELEASE

FormFactor Announces “Office of the CEO”; Names Joseph Bronson as President

LIVERMORE, CA — November 18, 2004 — FormFactor, Inc. (Nasdaq: FORM) today announced the appointment of Joe Bronson as president, joining CEO, Igor Khandros in the newly formed “Office of the CEO”. Bronson is a former Executive Vice President and Chief Financial Officer of Applied Materials, Inc. and has been a member of FormFactor’s Board of Directors since 2002. CEO, Igor Khandros, who will hand off the president role to Bronson, commented “We have a great opportunity to scale FormFactor into a major leader in the semiconductor industry. Joe’s leadership qualities and general management experience will be tremendous assets as we chart and execute our growth strategy.”

Bronson has held significant leadership positions at Applied Materials, Inc. the world’s largest manufacturer of semiconductor equipment, for the past 20 years. He served as Executive Vice President since December 2000, and a member of the Office of the President and its Chief Financial Officer since January 1998. In addition to his role as Chief Financial Officer, Bronson managed the company’s global quality function, information technology infrastructure, global facilities and real estate, security and environmental health and safety systems. He has held a number of general management positions, including responsibility for the etch products group, global manufacturing, and ion implantation systems.

“As a member of the executive management team at Applied Materials, I participated in the growth of a great global enterprise — helping take the company from $100 million in 1984 to the multi-billion dollar enterprise it is today. The opportunities that FormFactor has are significant, and I am looking forward to applying my experiences to help continue building a great enterprise.” commented Bronson.

As members of the “Office of the CEO” (OCEO), Khandros and Bronson will share responsibility for different aspects of FormFactor’s business. As CEO, Khandros will be primarily responsible for the company’s overall growth strategy, including new products and R&D, as well as business development and incubation of new activities. Bronson will be primarily responsible for business execution, financial performance, business infrastructure and processes, and organizational development.

Bill Davidow, FormFactor’s Chairman of the Board, commented: “The creation of the OCEO, combined with the appointment of Joe Bronson as President, is a significant strategic step to realize FormFactor’s potential as a leading technology company, with the potential to achieve significant global leadership in the industry.”

Bronson will remain on the Company’s Board of Directors, but will step down from the Audit Committee consistent with SEC rules and regulations and Nasdaq “director independence” requirements. The current responsibilities of the senior executive team will be as before. Jens Meyerhoff will continue his role as the COO and CFO, Ben Eldridge as the CTO and SVP of Development, Yoshikazu Hatsukano as the SVP of Asia-Pacific Operations, Hank Feir as VP of Human Resources, and Stuart Merkadeau as SVP, General Counsel and Secretary. They will all report to the OCEO.

FormFactor will conduct a conference call at 2:00 p.m. PST, or 5:00 p.m. EST, today. The reserved participants dial in number for the United States and Canada is (877) 378-0519 or for international participants (706) 679-0855. The passcode and conference ID is 2332260. The public is invited to listen to a live web cast of FormFactor’s conference call on the investor relations section of the Company’s website at www.formfactor.com. A replay of the web cast will be available approximately two hours after the conclusion of the call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until November 23, 2004 at 9:00 p.m. PST and can be accessed by dialing (800) 642-1687 or (706) 645-9291 and entering confirmation code 2332260.

About FormFactor:

FormFactor, Inc. (Nasdaq: FORM) is an industry leader in the design, development, manufacture, sale and support of precision, high-performance advanced semiconductor wafer probe cards. The Company’s products are based on its proprietary technologies, including its MicroSpring interconnect technology and proprietary design processes, which enable FormFactor to produce wafer probe cards for test applications that require reliability, speed, precision and signal integrity. FormFactor is headquartered in Livermore, California. For more information, visit the Company’s Web site at www.formfactor.com.

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FormFactor and MicroSpring are registered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding business momentum and future growth. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: the demand for certain semiconductor devices; changes in semiconductor manufacturers’ test strategies toward wafer-level test, test budgets, equipments or processes; and the Company’s relationships with customers and companies that manufacture semiconductor test equipment. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward looking statement is contained in the Company’s Form 10-Q for the period ending September 25, 2004, filed with the Securities and Exchange Commission (“SEC”), and subsequent filings. Copies of filings made by the Company with the SEC are available at http://investors.formfactor.com/edgar.cfm. The Company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.